UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

PIPER JAFFRAY COMPANIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11( a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

Attached is the text of an e-mail that will be sent to shareholders of Piper Jaffray Companies (the “Company”) who will receive electronically the proxy materials for the Company’s 2005 Annual Meeting of Shareholders.

Dear Piper Jaffray Shareholder,

We are pleased to provide you with electronic delivery of the Piper Jaffray Companies 2004 Annual Report to Shareholders and the proxy statement and voting instructions for the 2005 Annual Meeting of Shareholders.

The annual meeting will be held on Wednesday, April 27, 2005, at 3:30 p.m., Central Time, at Windows on Minnesota on the 50th Floor of the IDS Center, 80 South Eighth Street, Minneapolis, Minnesota. Internet and telephone voting are available until 11:59 p.m. Eastern Time the day prior to the meeting. To vote your shares, please follow these three steps:

Step 1:	Review the proxy statement and the annual report by selecting from the “Contents” list at the top of this message. The proxy statement contains information about the proposals on which you are being asked to vote.

Step 2:	To vote your proxy, you will need your unique control number. Your control number is: XXXXXX. Make a notation of this number or print a copy of this notice before you go to Step 3.

Step 3:	To vote by Internet, go to the electronic voting site by clicking “Vote Now” at the top of this message and then follow the prompts. To vote by telephone in the United States, call toll-free: 1-866-540-5760. Your vote is confidential.

Your vote is important. Please vote at your earliest convenience.

If you wish to be connected to the Piper Jaffray Companies Web site, click on the Piper Jaffray logo above.

Thank you.

Mellon Investor Services
Proxy Voting Agent of
Piper Jaffray Companies